                                                                    Exhibit 10.1

                         American Italian Pasta Company
                     Board of Directors Compensation Program
                           Effective October 17, 2005

Annual Board Retainer                    Chairman: $65,000 in cash
                                         Other Board members: $14,000 in cash
                                         All: a number of shares of common stock
                                         in the Company equal to $20,000 based
                                         on the market price on the day of the
                                         annual stockholder meeting.

Audit Committee Chairman                 $80,000 per year

Compensation Committee Chairman          $3,500 per year

Governance Committee Chairman            $3,500 per year

Lead Director                            $3,500 per year

Board Meeting Attendance                 $1,750 per meeting (as designated by
                                         the Chairman as an official Board
                                         meeting)

Committee Meetings (other than           $1,000 per meeting (as designated by
Audit Committee)                         the Committee Chairman as a paid
                                         meeting)

Audit Committee Meetings                 $3,500 per meeting for the Chairman;
                                         $1,500 per meeting for other Audit
                                         Committee members (as designated by the
                                         Committee Chairman as a paid meeting)

Telephonic Board Meetings                $350 per meeting

Telephonic Committee Meetings            $350 per meeting